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                          SECURITIES AND EXCHANGE COMMISSION

                                Washington, D.C.  20549


                                       FORM 8-K

                                    CURRENT REPORT



        Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

           Date of Report (Date of earliest event reported) October 13, 1998
                                  (October 13, 1998)



                                HONDO OIL & GAS COMPANY
                (Exact name of registrant as specified in its charter)



                 Delaware                  1-8979           95-1998768
        (State or other jurisdiction   (Commission       (I.R.S. Employer
            of incorporation)           File Number)    Identification No.)


               10375 Richmond Ave, Ste 900, Houston, Texas        77042
                 (Address of principal executive offices)       (Zip Code)


          Registrant's telephone number, including area code: (713) 954-4600




         _____________________________________________________________________

             (Former name or former address, if changed since last report)

                         There are no exhibits to this report.















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       Item 5.  Other Events

       The Registrant issued the following press release on October 13, 1998:


       Hondo Oil & Gas Company today announced that it has entered into an Agreement and Plan of Merger with Lonrho Plc, Hondo's majority stockholder. Pursuant to the Agreement, a newly formed subsidiary of Lonrho will merge with and into Hondo. If the merger is consummated, each share of Hondo common stock, other than shares held by Lonrho or its subsidiaries, will be converted into a right to receive five cents per share. The merger is subject to approval by the stockholders of Hondo. Lonrho has agreed to vote the shares it and its subsidiaries hold in the manner voted by a majority of other stockholders of the company voting at a Special Meeting of Stockholders to be called by Hondo. The company expects the Special Meeting of Stockholders to occur in December, but cannot set a date until its preliminary proxy materials become definitive.




                                          HONDO OIL & GAS COMPANY


       Date: October 13, 1998                  By:  /s/ Stanton J. Urquhart
                                               ______________________________
                                               Stanton J. Urquhart
                                               Vice President































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